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                          PAIRGAIN TECHNOLOGIES, INC.

                 EXHIBIT 11.1 COMPUTATION OF EARNINGS PER SHARE


                                                          QUARTER ENDED JUNE 30,        SIX MONTHS ENDED JUNE 30,
                                                          ----------------------        ------------------------
PRIMARY EARNINGS PER SHARE                                  1995          1994            1995            1994
                                                          --------      --------        ---------       --------
                                                                 (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income (loss)                                         $(22,756)     $ 1,777          $(19,614)      $(6,435)
                                                          ========      =======          ========       =======
Calculation of shares outstanding for
  computing income (loss) per share

Weighted average common and common stock
  equivalents shares outstanding used in
  calculating net income (loss) per share in
  accordance with generally accepted
  accounting principles                                     14,922       15,478            14,040        12,441

Adjustment to reflect requirements of the SEC:

Adjustment to reflect the effects of tax
  benefit repurchase                                            --         (242)               --            --
                                                          --------      -------          --------       -------
Shares used in computing net income (loss)
  per share                                                 14,922       15,236            14,040        12,441
                                                          ========      =======          ========       =======

Net income (loss) per share                               $  (1.52)     $  0.12          $  (1.40)      $ (0.52)
                                                          ========      =======          ========       =======


                                                          QUARTER ENDED JUNE 30,        SIX MONTHS ENDED JUNE 30,
                                                          ----------------------        ------------------------
FULLY DILUTIVE EARNINGS PER SHARE                           1995         1994              1995           1994
                                                          --------      -------          --------       -------
                                                                 (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income (loss)                                         $(22,756)     $ 1,777          $(19,614)      $(6,435)
                                                          ========      =======          ========       =======
Calculation of shares outstanding for
  computing income (loss) per share

Weighted average common and common stock
  equivalents shares outstanding used in
  calculating net income (loss) per share in
  accordance with generally accepted
  accounting principles                                     14,922       15,478            14,040        12,441

Adjustment to reflect requirements of the SEC:

Adjustment to reflect the effects of tax
  benefit repurchase                                            --         (242)               --            --
                                                          --------      -------          --------       -------
Shares used in computing net income (loss)
  per share                                                 14,922       15,236            14,040        12,441
                                                          ========      =======          ========       =======

Net income (loss) per share                               $  (1.52)     $  0.12          $  (1.40)      $ (0.52)
                                                          ========      =======          ========       =======